UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2016

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Echo Lake Avenue, Suite 300, Mahtomedi, Minnesota	55115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2016, KBS Builders, Inc. and Maine Modular Haulers, Inc. (the “Borrowers”), wholly-owned subsidiaries of ATRM Holdings, Inc. (the “Company”) comprising its KBS modular construction business, together with the Company, entered into a loan and security agreement (the “Loan Agreement”) with Gerber Finance Inc. (the “Lender”) providing the Borrowers with a credit facility with borrowing availability of up to $4,000,000. Availability under the Loan Agreement is based on a formula tied to the Borrowers’ eligible accounts receivable, inventory, equipment and real estate, and borrowings bear interest at the prime rate plus 2.75%, with interest payable monthly and the outstanding principal balance payable upon expiration of the term of the Loan Agreement. The Loan Agreement also provides for certain fees payable to the Lender during its term. The initial term of the Loan Agreement expires on February 22, 2018, but extends automatically for additional one-year periods unless a party provides prior written notice of termination. The Borrowers’ obligations under the Loan Agreement are secured by all of their property and assets and are guaranteed by the Company.

The Loan Agreement contains representations, warranties, affirmative and negative covenants, events of default and other provisions customary for financings of this type. Financial covenants include maintenance of a minimum leverage ratio at fiscal year end and a requirement not to incur a net annual post-tax loss in any fiscal year during the term of the Loan Agreement. The occurrence of any event of default under the Loan Agreement may result in the obligations of the Borrowers becoming immediately due and payable.

As a condition to the extension of credit to the Borrowers under the Loan Agreement, the holders of existing unsecured promissory notes made by the Company and its subsidiaries entered into subordination agreements with the Lender and the Company pursuant to which such noteholders agreed to subordinate the obligations of the Company and its subsidiaries to such noteholders to the obligations of the Borrowers to the Lender under the Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 25, 2016, the Company issued a press release announcing the Loan Agreement and discussing the Company’s outlook for 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: February 29, 2016	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 25, 2016.